UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2009
CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Musick, Irvine CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 420-1800

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Cardiogenesis Corporation (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Dr. Marvin Slepian, a member of the Company’s board of directors, dated February 27, 2009 and effective as of January 1, 2009. Pursuant to the Agreement, Dr. Slepian will provide consulting services relating to basic and clinical scientific initiatives as well as development of certain scientific and educational materials. In consideration for such services, the Company will pay Dr. Slepian $50,000 for the year ended December 31, 2009. The Agreement expires December 31, 2009, but may be terminated by either party upon 10 days written notice.
     The foregoing summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement, dated February 27, 2009, by and between Cardiogenesis Corporation and Dr. Marvin Slepian.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION
March 5, 2009	By:	/s/ William Abbott
William Abbott
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated February 27, 2009, by and between Cardiogenesis Corporation and Dr. Marvin Slepian.